Exhibit 10.28

THIRD AMENDMENT TO REVOLVER ADVANCE AND

PURPOSE AND ABILITY LINE OF CREDIT LOAN AGREEMENT

(“Third Amendment”)

WHEREAS, HEARTLAND PAYMENT SYSTEMS, INC., a Delaware corporation (“Borrower”), and KEYBANK NATIONAL ASSOCIATION (“Bank”), entered into a certain Revolver Advance and Purpose and Ability Line of Credit Loan Agreement dated as of August 28, 2002, as amended by a First Amendment to Revolver Advance and Purpose and Ability Line of Credit Loan Agreement dated as of November 6, 2003 (“First Amendment”), and by a Second Amendment to Revolver Advance and Purpose and Ability Line of Credit Loan Agreement dated as of June 23, 2004 (“Second Amendment”) (the “Agreement”), and

WHEREAS, the Borrower and the Bank have agreed to extend the maturity of the Revolver Advance facility and otherwise amend the Agreement by this Third Amendment to Revolver Advance and Purpose and Ability Line of Credit Loan Agreement (“Third Amendment”).

NOW, THEREFORE, for valuable consideration received to their mutual satisfaction, the Borrower and the Bank hereby agree as follows:

1.                                       The definition of “Maturity Date” contained in Section 1.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following new definition of “Maturity Date”:

“Maturity Date” shall mean, with respect to the Revolver Advance Facility, August 31, 2005, subject to earlier acceleration in accordance with Article IX hereof and with respect to the Purpose and Ability Line of Credit Facility, on demand.

2.                                       The reference to “May 31, 2005” contained in Section 2.1(b) of the Agreement is hereby amended to be “August 31, 2005”. Accordingly, Revolver Advances are due and payable on August 31, 2005 or the earlier acceleration of the maturity of the Revolver Advance Note pursuant to the terms of the Agreement

3.                                       All references in the Agreement, including, without limitation, on Exhibit C, to Security Instruments shall be deemed to refer to such instruments as the same may be modified, amended or amended and restated from time to time.

4.                                       Except as amended hereby, all provisions of the Agreement are ratified and confirmed and shall remain in ML force and effect All references in the Purpose and Ability Line of Credit Note, in the Revolver Advance Note, and in the Security Instruments to the Agreement shall mean the Agreement as amended by this Third Amendment

5.                                       Bank does hereby acknowledge that it has, concurrently herewith, reviewed the Purpose and Ability Line of Credit and has chosen not to demand payment at this time. Bank shall review the Purpose and Ability Line of Credit again on or before August 31, 2005. Notwithstanding the foregoing, Borrower acknowledges and agrees that the provisions of this paragraph 5 of this Third Amendment shall not affect the fact that the Purpose and Ability Line of Credit Note is due and payable upon demand of Bank.

6.                                       Borrower hereby represents and warrants to the Bank that: (a) Borrower has the legal power and authority to execute and deliver this Third Amendment; (b) the officials executing this Third Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the certificate of incorporation or organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provisions of or constitute a default under any other agreement, instrument, or document binding upon or enforceable against Borrower; (d) there have been no changes in the Borrower’s organizational and/or governing documents nor in the shareholders, officers, or directors of Borrower since August 28, 2002; and (e) this Third Amendment constitutes a valid and binding obligation upon Borrower in every respect

7.                                       In consideration of this Third Amendment, Borrower hereby releases and discharges the Bank and its shareholders, directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, demands, liability and causes of action whatsoever, now known or unknown, up to the date of this Third Amendment, arising out of or in any way related to the extension or administration of the Loans, the Agreement, the Notes, the Security Instruments, or any mortgage or security interest related thereto.

8.                                       In consideration of this Third Amendment, Borrower further agrees to, upon execution hereof, reimburse Bank for all out-of-pocket expenses incurred by Bank in connection with the preparation of this Third Amendment, including but not limited to, all fees and expenses of legal counsel for the Bank, such reimbursement to be made concurrent with Borrower’s receipt of an invoice therefor.

9.                                       This Third Amendment shall be construed in accordance with the laws of the State of Ohio without regard to principles of conflict of laws.  Capitalized terms used herein and not defined herein shall have the meaning ascribed thereto in the Agreement

10.                                 JURY TRIAL WAIVER. BORROWER AM) BANK EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN BANK AND BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.   THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY BANK’S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT BETWEEN BANK AND BORROWER.

IN WITNESS WHEREOF, the Borrower and the Bank have each caused this Third Amendment to be executed by their duly authorized officers as of the 26th day of May, 2005.

BORROWER:

HEARTLAND PAYMENT SYSTEMS, INC,
a Delaware corporation

By	/s/ Robert HB. Baldwin
Robert HB. Baldwin, Chief Financial Officer

[SIGNATURE OF BANK APPEARS ON FOLLOWING PAGE]

BANK:

KEYBANK NATIONAL ASSOCIATION

By	/s/ Ernest L. Vallorz
Ernest L. Vallorz, Jr., Senior Vice President